Exhibit 5.1

45 Davis Blvd.
Unit #25
Tampa, Flo rida 33606
FL Bar No.: 119224

Letter of Attorney Consent

You have requested our opinion/ consent as special counsel for Arrestage International, Inc. a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), to be filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to an registration of 2,000,000 shares of the Company’s common stock, par value $0.00l per share (the “Shares”). This opinion is being furnished in connection with the requirements of Item 60l(b)(5) of Regulation S-K under the Act.

In order to render our opinion, we have examined the following documents identified and authenticated to our satisfaction:

(a)	the Registration Statement and which includes the prospectus;

(b)	the executed agreements by which share were previously issued;

(c)	the certificate of an Officer of the Company dated as of even date herewith (the “Officers Certificate”);

(d)	the Certificate of Incorporation of the Company;

(e)	Copies of the Specimen Common Stock Certificate.

In each instance we have relied upon the content of each of the documents set out above, documents and disclosure provided by Management, and have examined originals or relied upon copies in the content of the Officers Certificate. In reliance thereon, and based upon our review of the foregoing, it is our opinion that the common stock has been duly authorized and is legally issued, fully paid and non-assessable.

We offer our opinion based upon the regulations and issuance of the State of Nevada. This opinion opines upon Nevada law including statutory provisions, all applicable provisions of the Nevada Revised Statutes and reported judicial decisions interpreting those laws. We express no opinion with respect to the applicability thereto, or the effect thereon, the application of those regulations, as they may relate to other jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference under the caption “Experts” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ Erica Loren Jozwiak
Erica Loren Jozwiak, Esq.
FL Bar No.: 119224